Exhibit 5

June 10, 2022

Board of Directors

EBET, Inc.

197 E. California Ave. Ste. 302

Las Vegas, NV 89104

Re: Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel to EBET, Inc., a Nevada corporation (the “Company”), in connection with a registration statement on Form S-3 (the “Registration Statement”) filed by the Company with the Securities and Exchange Commission (the “Commission”) on June 10, 2022 under the Securities Act of 1933, as amended (the “Securities Act”). The Registration Statement relates to the issuance and sale from time to time, pursuant to Rule 415 of the rules and regulations promulgated under the Securities Act, of an unspecified number or amount of the following securities of the Company: (i) common stock, par value $0.001 per share (the “Common Stock”); (ii) preferred stock, par value $0.001 per share (the “Preferred Stock”); (iii) senior and subordinated debt securities, consisting of debentures, notes or other evidences of indebtedness in one or more series (“Debt Securities”); (iv) warrants to purchase Debt Securities, warrants to purchase Common Stock and warrants to purchase Preferred Stock (collectively, the “Warrants”); and (v) units comprised of Common Stock or Preferred Stock, Warrants to purchase Common Stock or Preferred Stock, Debt Securities or any combination of those securities (the “Units”). The Common Stock, Preferred Stock, Debt Securities, Warrants, and Units are collectively referred to herein as the “Securities.”

The senior Debt Securities are to be issued under an indenture, to be entered into between the Company and a trustee chosen by the Company and qualified to act as such under the Trust Indenture Act of 1939, as amended (a “Trustee”), in the form filed as Exhibit 4.1 to the Registration Statement (the “Senior Debt Indenture”). The subordinated Debt Securities are to be issued under an indenture, to be entered into between the Company and a Trustee, in the form filed as Exhibit 4.2 to the Registration Statement (the “Subordinated Debt Indenture”). Each such indenture is referred to as an “Indenture” and, together, as the “Indentures.”

This opinion letter is being delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

In connection with our opinion, we have examined the Registration Statement, including the exhibits thereto, and such other documents, corporate records and instruments, and have examined such laws and regulations, as we have deemed necessary for the purposes of this opinion. In making our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity with the originals of all documents submitted to us as copies and the legal capacity of all natural persons. As to matters of fact material to our opinions in this letter, we have relied on certificates and statements from officers and other employees of the Company, public officials and other appropriate persons.

In rendering the opinions in this letter we have assumed, without independent investigation or verification, that each party to each of the documents executed or to be executed, other than the Company, (a) is validly existing and in good standing under the laws of its jurisdiction of organization, (b) has full power and authority to execute such documents to which it is a party and to perform its obligations thereunder, (c) has taken all necessary action to authorize execution of such documents on its behalf by the persons executing same, (d) has properly executed and delivered, or will properly execute and deliver, each of such documents to which it is a party, and (e) has duly obtained all consents or approvals of any nature from and made all filings with any governmental authorities necessary for such party to execute, deliver or perform its obligations under such documents to which it is a party. In addition, in rendering such opinions we have assumed, without independent investigation or verification, (i) that the execution and delivery of, and performance of their respective obligations under, the documents executed or to be executed by each party thereto, other than the Company, do not violate any law, rule, regulation, agreement or instrument binding upon such party and (ii) that each of such documents is the legal, valid and binding obligation of, and enforceable against, each party thereto, other than the Company.

EBET, Inc.

June 10, 2022

We make no representation that we have independently investigated or verified any of the matters that we have assumed for the purposes of this opinion letter.

Based on the foregoing and subject to the qualifications set forth below, we are of the opinion that, when any applicable state securities have been complied with:

1.       With respect to any offering of Common Stock (the “Offered Common Stock”), when (i) an appropriate prospectus supplement with respect to the Offered Common Stock has been prepared, delivered and filed in compliance with the Securities Act and the applicable rules and regulations thereunder; (ii) if the Offered Common Stock is to be sold pursuant to a firm commitment underwritten offering, the underwriting agreement with respect to the Offered Common Stock has been duly authorized, executed and delivered by the Company and the other parties thereto; (iii) the board of directors, including any appropriate committee appointed thereby, and appropriate officers of the Company have taken all necessary corporate action to approve the issuance of the Offered Common Stock and related matters; and (iv) the terms of the issuance and sale of the Offered Common Stock have been duly established in conformity with the Company’s Articles of Incorporation and the By-Laws of the Company, so as not to violate any applicable law or the Articles of Incorporation and the By-Laws of the Company or result in a default under a breach of any agreement or instrument binding upon the Company, the Offered Common Stock, when issued and sold in accordance with the applicable underwriting agreement, if any, or any other duly authorized, executed and delivered valid and binding purchase or agency agreement upon payment of the agreed-upon consideration therefor, will be duly authorized, validly issued, fully paid and nonassessable.

2.       With respect to any offering of shares of any series of Preferred Stock (the “Offered Preferred Stock”), when (i) an appropriate prospectus supplement with respect to the Offered Preferred Stock has been prepared, delivered and filed in compliance with the Securities Act and the applicable rules and regulations thereunder; (ii) if the Offered Preferred Stock is to be sold pursuant to a firm commitment underwritten offering, the underwriting agreement with respect to the Offered Preferred Stock has been duly authorized, executed and delivered by the Company and the other parties thereto; (iii) the board of directors, including any appropriate committee appointed thereby, and appropriate officers of the Company have taken all necessary corporate action to approve the issuance and terms of the Offered Preferred Stock and related matters, including the adoption of a Certificate of Designations for the Offered Preferred Stock in accordance with the applicable provisions of Nevada law (the “Certificate of Designations”); (iv) the Certificate of Designations has been duly filed with the Nevada Secretary of State; and (v) the terms of the Offered Preferred Stock and of its issuance and sale have been duly established in conformity with the Company’s Articles of Incorporation and the By-Laws of the Company, including the Certificate of Designations, so as not to violate any applicable law or the Articles of Incorporation or the By-Laws of the Company or result in a default under or breach of any agreement or instrument binding upon the Company: (1) the shares of the Offered Preferred Stock, when issued and sold in accordance with the applicable underwriting agreement, if any, or any other duly authorized, executed and delivered valid and binding purchase or agency agreement upon payment of the agreed-upon consideration therefor, will be duly authorized, validly issued, fully paid and nonassessable; and (2) if the Offered Preferred Stock is convertible or exchangeable into shares of Common Stock, the shares of Common Stock issuable upon conversion or exchange of the Offered Preferred Stock will be duly authorized, validly issued, fully paid and nonassessable, assuming the conversion or exchange of the Offered Preferred Stock is in accordance with the terms of the Certificate of Designations.

EBET, Inc.

June 10, 2022

3.       With respect to any offering of any series of Debt Securities (the “Offered Debt Securities”), when (i) the relevant Indenture, if applicable, has been duly executed and delivered, (ii) an appropriate prospectus supplement with respect to the Offered Debt Securities has been prepared, delivered and filed in compliance with the Securities Act and the applicable rules and regulations thereunder; (iii) if the Offered Debt Securities are to be sold pursuant to a firm commitment underwritten offering, the underwriting agreement with respect to the Offered Debt Securities has been duly authorized, executed and delivered by the Company and the other parties thereto; (iv) the board of directors, including any appropriate committee appointed thereby, and appropriate officers of the Company have taken all necessary corporate action to approve the issuance and terms of the Offered Debt Securities and related matters; (v) the terms of the Offered Debt Securities and of their issuance and sale have been duly established in conformity with the relevant Indenture so as not to violate any applicable law or the Company’s Articles of Incorporation or the By-Laws of the Company or result in a default under or breach of any agreement or instrument binding upon the Company; and (vi) the Offered Debt Securities have been duly executed and authenticated in accordance with the provisions of the relevant Indenture and duly delivered to the purchasers thereof upon payment of the agreed-upon consideration therefor: (1) the Offered Debt Securities, when issued and sold in accordance with the applicable underwriting agreement, if any, or any other duly authorized, executed and delivered valid and binding purchase or agency agreement, will be legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms; and (2) if the Offered Debt Securities are convertible or exchangeable into shares of Common Stock or Preferred Stock, the shares of Common Stock or Preferred Stock issuable upon conversion or exchange of the Offered Debt Securities will be duly authorized, validly issued, fully paid and nonassessable, assuming the conversion or exchange of the Offered Debt Securities is in accordance with the terms of the relevant Indenture and, in the case of Preferred Stock, a Certificate of Designations has been duly adopted and filed with the Nevada Secretary of State.

4.       With respect to any offering of Warrants (the “Offered Warrants”), when (i) an appropriate prospectus supplement with respect to the Offered Warrants has been prepared, delivered and filed in compliance with the Securities Act and the applicable rules and regulations thereunder; (ii) if the Offered Warrants are to be sold pursuant to a firm commitment underwritten offering, the underwriting agreement with respect to the Offered Warrants has been duly authorized, executed and delivered by the Company and the other parties thereto; (iii) the board of directors, including any appropriate committee appointed thereby, and appropriate officers of the Company have taken all necessary corporate action to approve the issuance and terms of the Offered Warrants and related matters, including the adoption of the Warrant Agreement with respect to Warrants to purchase Debt Securities, the Warrant Agreement with respect to Warrants to purchase Common Stock, or the Warrant Agreement with respect to Warrants to purchase Preferred Stock, (individually, a “Warrant Agreement”), as the case may be, for the Offered Warrants; (iv) the terms of the Offered Warrants and of their issuance and sale have been duly established in conformity with the Company’s Articles of Incorporation and the By-Laws of the Company so as not to violate any applicable law or the Articles of Incorporation or the By-Laws of the Company or result in a default under or breach of any agreement or instrument binding upon the Company; and (v) the Warrant Agreement for the Offered Warrants has been duly executed and delivered and certificates representing the Offered Warrants have been duly executed, countersigned, registered and delivered to the purchasers thereof upon payment of the agreed-upon consideration therefor: (1) the Offered Warrants, when issued and sold in accordance with the applicable underwriting agreement, if any, or any other duly authorized, executed and delivered valid and binding purchase or agency agreement, will be legal, valid and binding obligations of the Company; (2) if the Offered Warrants are exercisable for shares of Common Stock or Preferred Stock, the shares of Common Stock or Preferred Stock issuable upon exercise of the Offered Warrants will be duly authorized, validly issued, fully paid and nonassessable, assuming the exercise of the Offered Warrants is in accordance with the terms of the Warrant Agreement with respect to Warrants to purchase Common Stock or the Warrant Agreement with respect to Warrants to purchase Preferred Stock, as the case may be, and assuming, in the case of Preferred Stock, a Certificate of Designations has been duly adopted and filed with the Nevada Secretary of State; and (3) if the Offered Warrants are exercisable for Debt Securities, the Debt Securities issuable upon exercise of the Offered Warrants will be legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, assuming the relevant Indenture has been duly executed and delivered and assuming the exercise of the Offered Warrants is in accordance with the terms of the Warrant Agreement with respect to Warrants to purchase Debt Securities and is in accordance with the terms of such Indenture.

EBET, Inc.

June 10, 2022

6.       With respect to any offering of Units (the “Offered Units”), when (i) an appropriate prospectus supplement with respect to the Offered Units has been prepared, delivered and filed in compliance with the Securities Act and the applicable rules and regulations thereunder; (ii) if the Offered Units are to be sold pursuant to a firm commitment underwritten offering, the underwriting agreement with respect to the Offered Units has been duly authorized, executed and delivered by the Company and the other parties thereto; (iii) the board of directors, including any appropriate committee appointed thereby, and appropriate officers of the Company have taken all necessary corporate action to approve the issuance and terms of the Offered Units and related matters, including the adoption of any Unit Agreement for the Offered Units (the “Unit Agreement”); (iv) the terms of the Offered Units and of their issuance and sale have been duly established in conformity with the Company’s Articles of Incorporation and the By-Laws of the Company so as not to violate any applicable law or the Articles of Incorporation or the By-Laws of the Company or result in a default under or breach of any agreement or instrument binding upon the Company; and (v) the Unit Agreement has been duly executed and delivered and certificates representing the Offered Units have been duly executed, authenticated, registered and delivered to the purchasers thereof upon payment of the agreed-upon consideration therefor: (1) the Offered Units, when issued and sold in accordance with the applicable underwriting agreement, if any, or any other duly authorized, executed and delivered valid and binding purchase or agency agreement, will be legal, valid and binding obligations of the Company; and (2) the shares of Common Stock issuable upon settlement of the Offered Units will be duly authorized, validly issued, fully paid and nonassessable, assuming the Offered Units are settled in accordance with the terms of the Unit Agreement.

The opinions set forth above are subject to the following qualifications:

A.       The opinions expressed herein with respect to the legality, validity, binding nature and enforceability of any Securities are subject to (i) applicable laws relating to bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other similar laws affecting creditors’ rights generally, whether now or hereafter in effect and (ii) general principles of equity, including, without limitation, concepts of materiality, laches, reasonableness, good faith and fair dealing and the principles regarding when injunctive or other equitable remedies will be available (regardless of whether considered in a proceeding at law or in equity).

B.       The foregoing opinions are limited to the laws of the State of New York, the Chapter 78 of the Nevada Revised Statutes and the federal laws of the United States of America, and we express no opinion as to the laws of any other jurisdiction.

The opinions expressed in this opinion letter are as of the date of this opinion letter only and as to laws covered hereby only as they are in effect on that date, and we assume no obligation to update or supplement such opinion to reflect any facts or circumstances that may come to our attention after that date or any changes in law that may occur or become effective after that date. The opinions herein are limited to the matters expressly set forth in this opinion letter, and no opinion or representation is given or may be inferred beyond the opinions expressly set forth in this opinion letter.

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to us under the caption “Legal Matters” in the prospectus contained in the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

ARENTFOX SCHIFF LLP

By: /s/ ArentFox Schiff LLP